SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11700 Plaza America Drive, Suite 500, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.02	Termination of Material Definitive Agreement
     On October 22, 2010, NVR, Inc. (the “Company”) notified Bank of America, N.A., Administrative Agent of the Company’s $300 million revolving credit agreement dated December 7, 2005, as amended August 4, 2009, among the Company and the Lenders party hereto and Bank of America, N.A. (the “Credit Facility”), of its intention to terminate the Credit Facility effective October 27, 2010. The Company did not have any outstanding borrowings under the Credit Facility as of the notification date, but did have approximately $16 million in outstanding letters of credit under the Credit Facility. Upon termination of the Credit Facility, the outstanding letters of credit will be transferred to an uncommitted collateralized letter of credit facility that the Company has established with Bank of America, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date: October 27, 2010	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President, Chief Financial Officer And Treasurer